Exhibit 10.4

ONLINE AUTHORIZED REPRESENTATIVE AGREEMENT

THIS ONLINE AUTHORIZED REPRESENTATIVE AGREEMENT (“Agreement”) is entered into by and between Sprint Solutions Inc. on behalf of itself and its Affiliates that provide products and services (“Sprint”) and InPhonic, Inc, a Delaware corporation (“OAR”).

A.	Sprint provides telecommunications goods and services to customers throughout the United States and select United States Territories.

B.	OAR is engaged in the business of electronic commerce and direct response marketing through its or its OAR Partners (as defined in Section 1.2 below) web sites on the Internet (the “OAR Websites”).

C.	OAR wants to receive compensation to solicit customers to subscribe to the Sprint telecommunications services and to sell products associated with those telecommunications services via its electronic commerce and direct response marketing under the terms and conditions of this Agreement.

The parties therefore agree as follows, with defined terms set forth in Section 18:

1.	SCOPE OF AUTHORITY

1.1	Authorization. Sprint grants OAR the non-exclusive right to solicit subscriptions for Sprint Services through the OAR Websites or subcontractor website(s) set forth in Exhibit E and to sell Sprint Products in the United States and select United States Territories, subject to terms and conditions of this Agreement, including the following limitations and restrictions on geographic territory and customer categories:

(A)	Non-Exclusive Relationship. Sprint may offer third parties exclusive rights with respect to certain territories or certain customer categories in its sole discretion. Sprint may also solicit Customers using its own sales force or other authorized representatives, including via the Internet. Sprint will determine the number and type of authorized representatives in its sole discretion.

(B)	Reserved Accounts. OAR will not solicit or sign up Customers listed on the Reserved Account List posted on the Sprint Indirect Website without Sprint’s prior written consent. OAR must comply with all policies and guidelines with respect to Reserved Account List posted to the Sprint Indirect Website. OAR is responsible for checking the Sprint Indirect Website for updates to the Reserved Accounts List or to the policies and guidelines that apply to Reserved Accounts.

(C)	Authorized Territories. Unless Sprint specifically authorizes OAR in writing, OAR will only solicit subscriptions for Customers or sell Sprint Products within the zip codes authorized by Sprint from time to time, as set forth on the Sprint Indirect Website. OAR may have to obtain a separate agreement to sell in some Sprint Affiliate territories, as identified on the zip code list.

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1.2	OAR Partners. OAR may provide content and support systems for users’ shopping processes including, but not limited to, the Sprint Service Offer, the Sprint Products, order selection, IT systems, order entry, activation and order fulfillment for various third party web affiliates (the “OAR Partner(s)”) websites (the “OAR Partner Website(s)”) for which OAR has received Sprint’s prior written approval; provided, however that OAR is not required to obtain approval for OAR Partner Websites offering Sprint Services and/or Sprint Products as of the Effective Date. OAR will provide a list of all OAR Partner Websites featuring Sprints Marks or Sprint Products or Sprint Services on a quarterly basis, which list shall be OAR Confidential Information (as defined in Section 8.8.) and shall only be used by Sprint for purposes related to the enforcement or management of this Agreement. OAR will comply with the terms and conditions of this Agreement on each OAR Partner Website. OAR Partners will be considered Subcontractors subject to Exhibit E of this Agreement to the extent that the OAR Partner performs any of OAR’s order entry, fulfillment, and web site management responsibilities under this Agreement. OAR is fully responsible to Sprint and will indemnify and defend Sprint for claims arising from the OAR Partners or the OAR Partner Website in accordance with the indemnification provisions set forth in this Agreement in Section 12 and Exhibit E Section 6.

1.3	No Subcontractors. OAR may not subcontract any of its rights or obligations under this Agreement, unless otherwise permitted in Exhibit E.

1.4	No Authority to Bind; No Responses to RFP’s. OAR has no authority to bind Sprint or its Affiliates to any agreement or obligation. OAR may not respond to a Solicitation on behalf of itself or Sprint, and OAR may not enter into or attempt to enter into a contract with a Customer or potential Customer on behalf of itself or Sprint to provide Sprint Services under this Agreement. Any Solicitation response submitted by OAR on behalf of itself or Sprint, or any contract entered into by OAR on behalf of itself or Sprint will be null and void and Sprint has no obligation to support or honor that response or contract. If OAR is interested in an opportunity related to a Solicitation, OAR will promptly notify the Sprint Manager of the Indirect eCommerce Program of the existence of the Solicitation and on Sprint’s request provide Sprint with all documentation in OAR’s possession related to the Solicitation if OAR is not restricted from disclosing such documentation. If OAR is restricted from disclosing the documentation, OAR will provide the contact information for Sprint to contact the potential Customer itself. Sprint will decide, at its sole discretion, whether Sprint will respond to the Solicitation.

1.5	No Reselling Services. OAR will not knowingly distribute Sprint Services to anyone that intends to resell them. OAR will not resell the Sprint Services itself, and will ensure that its Affiliates, subsidiaries, owners, subcontractors, employees, and agents will not resell the Sprint Services. Reselling is defined as the acquiring of Sprint Services in the reseller’s name, then providing those Sprint Services to third parties with the intention of collecting payment for the Sprint Services from the third parties.

1.6	No Service & Repair, Telesales, Physical Order Fulfillment from “Retail Brick and Mortar” Locations. OAR will not:

(A)	Service or repair any Sprint Products on Sprint’s behalf;

(B)	Solicit subscriptions for Sprint Services or sell Sprint Products via outbound telesales;

(C)	Physically fulfill, activate or take Sprint orders from any retail location;

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(D)	Solicit subscriptions for Sprint Services or sell Sprint Products via mail order catalogues, facsimile, or wireless messaging (SMS, Text, MMS, etc.); or

(E)	Solicit subscriptions for Sprint Services or sell Sprint Products via electronic mail, except as permitted pursuant to Exhibit F and/or the Sprint OAR Privacy Policy.

1.7	Sprint Policies. OAR must comply with all policies, procedures, terms and conditions (“Sprint Policies”) provided by Sprint to OAR in writing, which Sprint Policies are incorporated herein by reference. Sprint may amend the Sprint Policies from time to time upon 15 days prior written notice to OAR, except as may be required by applicable law.

2.	OAR COMMITMENTS AND OBLIGATIONS

2.1	Performance Requirements. OAR must comply with the performance requirements set out in Exhibit D.

2.2	Goodwill. OAR will preserve and enhance the goodwill associated with the Sprint brand and the Sprint Services.

2.3	Duty to Cooperate. OAR will reasonably cooperate with any requests from Sprint regarding governmental inquiries or investigation requests, including but not limited to inquiries or requests from the Federal Communications Commission (“FCC”) or state Attorney Generals.

2.4	AUTORIZED ACTIVATION CENTER(S) REQUIREMENT. OAR will maintain the websites at the web addresses listed in Exhibit C, and in at least 1 authorized activation center, as required in Exhibit C attached to this Agreement.

2.5	Insurance Requirements. OAR will comply with the insurance requirements set forth in Exhibit H.

2.6	Website Content Management. Sprint will provide OAR with information about the Sprint Services and Sprint Products that Sprint deems necessary for OAR to market, promote and sell Sprint’s Services and Sprint Products on OAR’s Website(s), including but not limited to (i) Sprint’s current Sprint Service Offer, (ii) Product information and (iii) information on current special promotions (collectively, the “Sprint Content”). Sprint will provide the Sprint Content and any updates either electronically or in a physical format in a timely fashion. OAR will update the OAR Websites, and cause its Subcontractors and OAR Partners to update their websites, to reflect the current and accurate Sprint Content within 4 business days from receipt of the Sprint Content. OAR will use commercially reasonable efforts to represent Sprint’s unique Product features in the content presentation wherever possible.

3.	NO DEVIATION FROM SPRINT SERVICE OFFER.

3.1	Ownership of Customer Relationship. At all times, Sprint owns the subscription relationship with the Customer for Sprint Services. Sprint will decide at its sole discretion:

(A)	whether to accept, serve, suspend or discontinue service to any customer;

(B)	the Sprint Services and coverage areas offered to any customer;

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(C)	the rates to be charged for those Sprint Services; and

(D)	any other terms or conditions that apply to any Customer or Sprint Service Offer.

3.2	Rates for Service. Sprint will deliver its current Sprint Service Offer (including rate plans and any special offers or promotions) to OAR on the Effective Date of this Agreement. Sprint may amend or change the Sprint Service Offer, and add, delete, suspend or modify the conditions of the Sprint Services at any time and from time to time. Sprint will use commercially reasonable efforts to give OAR at least 4 business days notice of any changes.

3.3	No Right to Change Service Offer. OAR will only quote the prices, term and conditions for Sprint Services as contained in the then current Sprint Service Offer provided by Sprint. OAR will not:

(A)	change the Sprint Service Offer;

(B)	grant any discounts or make any adjustments to the Sprint Service Offer;

(C)	knowingly misrepresent — either affirmatively or by omission — the Sprint Service Offer or any terms and conditions of Sprint Services; or

(D)	impose on any Customer any activation or other fees, standards, commissions or contracts related to or in connection with the Sprint Services, including without limitation requiring the Customer to remain a Customer of Sprint for any period of time or impose a term and termination fee.

4.	ORDER PLACEMENT.

4.1	Service Agreements. For each potential Customer, OAR will complete a service agreement, including the terms and conditions for the use of the Sprint Services, in the form then in effect and approved by Sprint for use, and assented to by the potential Customer (the “Service Agreement”). OAR will comply with all procedures established by Sprint and provided to OAR from time to time in connection with the use and delivery to Sprint of the Service Agreement and related documents. Sprint may revise the Service Agreement from time to time, and OAR agrees to deliver the most recent version of the Service Agreement provided by Sprint within 4 business days of receipt of the modified Service Agreement. All Service Agreements are between Sprint and the Customer, and are the property of Sprint. Subject to the terms of this Section 4.1, OAR will post and provide access to (as described below, for both Websales and Telesales) the most recent version of the Service Agreement provided by Sprint to OAR.

(A)

Websales. For each potential Customer, OAR’s website(s) will have the functionality to require the potential Customer to “click through” Sprint’s most recent Service Agreement (as provided by Sprint and subject to the posting requirements set forth in Section 4.1 above) before proceeding with the purchase of Sprint Products or activation of Sprint Service. After being given the opportunity to read the contents of the Service Agreement, the Customer will have the option of clicking on an affirmative “I Agree” button, or the order will terminate. If the Customer agrees with the contents of the Service Agreement by clicking “I Agree”, the Customer will be permitted to proceed with the transaction. OAR will maintain a record of all “I Agree” responses for at least 3 years, and will not destroy

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any such record without giving Sprint the option to take over storage of the records. Each response will be associated with a Customer so that there is no question as to whether or not the Customer agreed to the contents of the Service Agreement. If the Customer does not agree to the contents of the Service Agreement, the Customer will not be permitted to proceed with a transaction. OAR will have an employee available to attest to the manner in which the OAR’s Website(s) collect and tracks information. OAR will provide the record of any Customer acceptance of the Service Agreement to Sprint promptly upon request, and if such record is in electronic form, no later than three (3) business days from request.

(B)	Inbound Telesales. Subject to the provisions of Exhibit F, OAR may sell Sprint Products and Services via in-bound call centers. Outbound telesales for Sprint Services and Sprint Products are strictly prohibited. OAR will implement calling scripts outlining Sprint Products and Services, which must be pre-approved by Sprint prior to use. Customers must assent to Sprint Service Agreement in an agreed upon format, which will include assent to service plans/ option/feature choices, and term commitments, and any other disclosures required by Sprint. These items will be included in OAR’s scripts. OAR must capture the Customer assent via an audio recording, must retain all such assents for at least 3 years, and will ensure prompt retrieval of such assents upon request by Sprint, not to exceed three (3) business days from request. OAR will provide each potential Customer activated through Inbound Telesales with point of sale disclosures as determined and approved, from time to time, by Sprint, including service plan guides and coverage maps. OAR will assure the only current, approved Marketing Materials (as defined in Section 9.8), scripts including the language and disclosures required by Sprint, service plan descriptions and option/feature descriptions are provided to Customers. OAR will provide a copy of scripts used by OAR upon Sprint’s request. If during the course of a telesales call with a potential customer OAR has exhausted all efforts to complete a sale of Sprint Products and Sprint Services (e.g. the potential Customer has indicated that he/she is not interested in any Sprint Products and Sprint Services), OAR may use Sprint Information obtained during the telesales call to market other non-Sprint Products and Sprint Services.

4.2	Order Entry. OAR will enter all order information into Sprint’s designated order entry system(s), or via any process designated by Sprint from time to time. OAR is solely responsible for obtaining any hardware, software and services (including internet access) necessary to access Sprint’s order entry system(s). OAR will sign a license for access to and the use of the designated order entry system(s) if requested by Sprint.

4.3	Acceptance of Orders. Sprint will accept or reject all orders in its sole discretion.

4.4	Subscription Fraud. OAR is liable for subscription fraud losses incurred by Sprint in the instances where OAR fails to adhere to the order placement procedures outlined in Section 4.1 above or Sprint Policies provided to OAR by Sprint regarding Service Agreement acceptance, information verification, system access or order placements. Examples of subscription fraud losses are unpaid Sprint invoices including without limitation hardware charges and subsidies, monthly access charges, overage charges and other service fees and Commissions paid to OAR as a result of the fraudulent activation.

4.5	Features and Add On Services. At Sprints sole discretion, OAR may be prohibited from auto-selecting features or add-on services on a Customer’s order or on the OAR or OAR subcontractor website. If OAR auto-selects Features or Add On Services, OAR must clearly and conspicuously notify the Customer before the Customer agrees to the Order.

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5.	PRODUCTS.

5.1	OAR will only sell to Customers Sprint Products approved by Sprint for use with the Sprint Services, and obtained from Sprint approved sources.

5.2	Inventory. To the extent that OAR is selling Sprint Products under this Agreement, OAR may either:

(A)	sell Sprint Products directly from Sprint’s inventory through the process then in effect on the Sprint Indirect Website or provided to OAR by Sprint at prices that Sprint establishes; or

(B)	purchase Sprint Products from Sprint (or a Sprint approved source) for resale to Customers. Exhibit B sets out the purchase terms for Sprint Products purchased by OAR from Sprint. All Sprint Products sold by OAR from its own inventory (e.g. purchased from Sprint or a Sprint-approved source for resale to Customers) will be sold at prices solely determined by OAR.

5.3	Sprint Products for Customers Only. OAR will only sell the Sprint Products to Customers or potential Customers that activate those Sprint Products on Sprint Services or for use with Sprint Services, except that OAR may sell Sprint Products that Sprint will not repurchase from OAR to third-parties with Sprint’s prior consent. If OAR sells Sprint Products to third parties not Customers or potential Customers without Sprint’s prior consent, Sprint reserves the right to pursue all legal remedies available including the right to recover subsidies, if any, paid by Sprint on the Sprint Products.

6.	COMPENSATION

6.1	Commissions. Sprint will pay OAR a monthly commission as provided for in Exhibit A to this Agreement (the “Commission Plan”).

6.2	Commission Plan Changes. Sprint may modify Exhibit A, including the right to reduce commissions, effective 30 days after written notice to OAR; provided, however, that the changes will not impact the Commission Plan for activations completed prior to the effective date of any such the changes. OAR will accept any modifications by continuing to perform under this Agreement or may terminate this Agreement during any such notice period.

6.3	Right to Set Off. Sprint is entitled to charge to or withhold from OAR’s commissions any amounts owed by OAR, its subsidiaries or Affiliates to Sprint, or any of Sprint’s Affiliates or subsidiaries, under this or any other agreement between Sprint, its Affiliates or subsidiaries and OAR, its Affiliates or subsidiaries. For equipment purchases under Exhibit B of this Agreement, Sprint will exercise its right to offset only after the equipment balances are 30 days past due and Sprint has provided 10 days advance notice of the pending offset. Sprint’s right to set off also extends to any amounts owed by OAR’s Subcontractors under this Agreement for demonstration accounts.

6.4	Commission Disputes and Limitations. OAR must notify Sprint in writing of all commission disputes within 90 days after the date of the disputed commission statement. All disputed amounts must be submitted to Sprint as described in Exhibit A.

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6.5	Audits.

(A)	By Sprint. Sprint may at any time during business hours, in a manner that does not unreasonably impact OAR’s business, upon 3 business days advance written notice to OAR, no more than twice per calendar year, inspect each facility of OAR and/or audit OAR’s performance of its obligations under this Agreement, including without limitation, compilation, storage and security of Customer Records (as defined in Section 7.1 below), and any relevant books, records or processes as they pertain directly to OAR’s performance of its obligations under this Agreement. Sprint will pay all fees and costs incurred by Sprint in connection with these audits. The limitations on the number of audits Sprint may conduct in a calendar year do not apply to audits in response to government inquiries or investigation, or in response to inquiries regarding particular Customers.

(B)	By OAR. OAR may at any time during business hours, in a manner that does not unreasonably impact Sprint’s business, upon 3 business days advance written notice to Sprint, no more than twice per calendar year, inspect and audit Sprint’s Commission records as they pertain to Customers activated by OAR. OAR will pay all fees and costs incurred by OAR in connection with this inspection.

7.	PRIVACY.

7.1	Customer Records. OAR will keep all Service Agreements and related documents (“Customer Records”) at an OAR facility for 8 years from the date of their creation and will maintain such Customer Records in accordance with its confidentiality obligations under this Agreement, including without limitation Exhibit F and the Sprint OAR Privacy Policy. Sprint may request in writing that OAR provide Customer Records to Sprint at any time, and OAR will promptly provide the Customer Records as directed by Sprint. OAR may not keep copies of the Customer Records returned to Sprint without Sprint’s written permission. OAR may not destroy the original electronic copies of Customer Records unless directed to do so by Sprint in writing. Notwithstanding the foregoing, OAR may retain (1) name, address, non-Sprint telephone number and non-Sprint email address from the Customer Records and (2) other information from Customer Records that is necessary for OAR’s internal administrative processes (e.g. internal auditing, compliance with public filing and reporting obligations) so long as OAR’s use of such Sprint Confidential Information is limited to administrative processes only and OAR protects such Sprint Confidential Information in a manner consistent with its privacy obligations under this Agreement, including without limitation Exhibit F and the Sprint OAR Privacy Policy. OAR will provide evidence of the Customer’s acceptance of the Service Agreement promptly after Sprint’s request.

7.2	Theft. OAR will notify Sprint within 24 hours of learning of the loss or theft of any Customer Records, Sprint Information or Sprint Products from its facilities, or from its employees, agents or Subcontractors.

7.3	No Solicitation.

(A)	Customers. During the term of this Agreement, and for a period of 1 year after the termination or expiration of this Agreement, OAR will not

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solicit or try to persuade any Customer that subscribes or subscribed to Sprint’s Services through OAR’s efforts to buy any non-Sprint communications services; provided, however, that nothing in this Section 7.3(A) shall prohibit OAR from entering into agreements for non-Sprint communication services and/or products with Customers that respond to an OAR general advertisement or web site offer not directly targeted at Customers.

(B)	Customer Lists. OAR will not sell or provide to any third party a list of Customers that subscribed to Sprint’s Services through OAR’s efforts, or that OAR knows have subscribed to Sprint Services. Notwithstanding the foregoing, OAR may share Sprint Customer lists with its contractors and agents solely in connection with its permitted activities under this Agreement so long as such agents and contractors are required to safeguard the Customer lists in a manner at least as protective as OAR is obligated under this Agreement.

7.4	Privacy Requirements. OAR will comply with all privacy requirements and obligations set forth in Exhibit F (Privacy) and in the OAR Privacy Policy provided by Sprint to OAR in writing or posted on the Sprint Indirect Website, provided that written notice of such Sprint Policies or modification thereto, is provided to OAR.

8.	CONFIDENTIALITY.

8.1	Definition of Sprint Confidential Information. “Sprint Confidential Information” means any information not generally available to the public relating to or received by OAR in the course of this Agreement that is marked as confidential or proprietary, or identified as confidential at the time of disclosure, maintained on any form of electronic media, and whether compiled by Sprint or OAR. Examples of Sprint Confidential Information that OAR may receive in the course of this Agreement include, without limitation, the terms and conditions of this Agreement, information regarding Customers, Sprint Customer lists, prospects provided by Sprint for the purpose of direct marketing the Sprint Services and Sprint Products, customer referral programs, Sprint’s unique sales and servicing methods, advertising and promotional materials and techniques, pricing techniques, vendor and product information, training courses and materials, and insurance and credit policies. Neither Sprint Confidential Information nor Sprint Information will include any information that the OAR acquires that is unrelated to the promotion or sale of Sprint Products and Sprint services and that is acquired outside of this Agreement.

8.2 Protection of Confidential Information. Each party will take all reasonable measures to avoid disclosure, dissemination or unauthorized use of the Sprint Confidential Information or OAR Confidential Information, as applicable, including, at a minimum those measures that it takes to protect its own confidential information of a similar nature, but in no event less than a reasonable standard of care. OAR will implement and maintain reasonable procedures provided by Sprint to OAR from time to time to prevent the unauthorized use and disclosure of Sprint Confidential Information.

8.3 Disclosure of Confidential Information. Neither party will disclose Sprint Confidential Information or OAR Confidential Information, as applicable, to any person or entity other than employees, agents or subcontractors that have a need to know such information to perform its rights or obligations under this Agreement, and in those instances, only to the extent justifiable by that need. Each party will ensure that its employees, agents and subcontractors comply with the terms of this Agreement. Sprint acknowledges and

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agrees that as part of OAR’s regulatory compliance OAR is required to disclose the terms and conditions of this Agreement as part of its pubic filings with the Securities and Exchange Commission. OAR agrees to request confidential treatment with respect to certain provisions of this Agreement reasonably agreed upon with Sprint in advance of such disclosure.

8.4 Use of Confidential Information. Neither party will use the Sprint Confidential Information or OAR Confidential Information (excluding information that is also Sprint Customer information), as applicable, indirectly or directly, except in the course of performing its rights or obligations under this Agreement. Except as expressly set forth in this Section 8, nothing in this Agreement shall restrict either party’s use of its own confidential information, including, but not limited to, OAR’s right to use OAR Confidential Information to sell non-competitive products and services to Customers.

8.5 Copying of Sprint Confidential Information. OAR will not make any copies of Sprint Confidential Information, except as permitted in writing by Sprint; provided, however, that OAR may copy information from Customer Records that is necessary for (a) OAR’s internal administrative processes and/or (b) OAR’s fulfillment purposes. For all copies noted in this Section 8.5, OAR will comply with its obligations under this Agreement (including without limitation Exhibit F and the Sprint OAR Privacy Policy).

8.6 Limitations on Export of the Sprint Confidential Information. OAR will not export any Sprint Confidential Information in any manner contrary to the export regulations of the United States.

8.7 Return of Sprint Confidential Information. OAR will deliver to Sprint, without keeping copies, all Sprint Confidential Information to Sprint on Sprint’s request, or on the expiration or termination of this Agreement. Notwithstanding the foregoing, OAR may retain (1) contact information (limited to name, address, non-Sprint telephone number and non-Sprint email address) and (2) other information from Customer Records that is necessary for OAR’s internal administrative processes (e.g. internal auditing, compliance with public filing and reporting obligations) so long as OAR’s use of such Sprint Confidential Information is limited to administrative processes only and OAR protects such Sprint Confidential Information in a manner consistent with its privacy obligations under this Agreement, including without limitation Exhibit F and the Sprint OAR Privacy Policy.

8.8 Definition of OAR Confidential Information. “OAR Confidential Information” means any information not generally available to the public relating to or received by Sprint in the course of this Agreement that is marked as confidential or proprietary, information identified as confidential at the time of disclosure, maintained on any form of electronic media which is compiled by OAR or by Sprint (in the case of Sprint, OAR Confidential Information compiled by Sprint is only information complied by Sprint where Sprint received such information originally from OAR and where OAR obtained this information independent of this Agreement), and contact information (limited to name, address, non-Sprint telephone number and non-Sprint email address provided by Customers to OAR with the knowledge and affirmative consent of Customer that it is being provided to OAR for its own purposes. At the point where OAR collects such affirmative consent, OAR will clearly and conspicuously present its privacy policy to the Customer. Examples of OAR Confidential Information that Sprint may receive in the course of this Agreement include, without limitation, the terms and conditions of this Agreement, information regarding customer referral program proposals, OAR’s unique sales and servicing methods, advertising and promotional materials and techniques, pricing techniques (except for the Sprint Service Offer) and vendor information. Sprint’s Service Offer, Marks, information about Sprint’s Products, or Sprint Information will not become Confidential Information of OAR, even if incorporated into documents that contain OAR Confidential Information.

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9.	USE OF TRADEMARKS AND MARKETING.

9.1	License Grant. Sprint grants to OAR a non-exclusive license to use and display the trademarks posted on the Sprint Indirect Website (“Marks”), and updated by Sprint from time to time, for purposes consistent with this Agreement. OAR will not assign or sublicense any right or interest in the Marks without the prior written consent of Sprint.

9.2	Restrictions on Use. OAR must not use the Marks as, or incorporate any of the Marks into, its:

(A)	trade name;

(B)	domain name;

(C)	website metatag or similar programming code;

(D)	“vanity” telephone numbers; or

(E)	phone or directory-assistance listings.

9.3	Ownership of the Marks. Sprint and its parent and affiliated companies own all right, title and interest in the Marks and the goodwill associated with the Marks. OAR acquires no rights in the marks except those limited rights expressly granted under this Agreement. Any goodwill from OAR’s use of the Marks will inure to Sprint’s benefit. OAR must not, directly or indirectly, contest the validity of the Marks or Sprint’s rights in the Marks. OAR must not register, or attempt to register, the Marks or any confusingly similar variation of the Marks in any form.

9.4	Enforcement and Defense.

(A)	Sprint Controls Enforcement. OAR must promptly notify Sprint if it learns of any infringement or unauthorized use of the Marks in any form. Sprint, in its sole discretion, will determine how it will respond. OAR will not enforce any rights in the Marks against any third party without the prior written consent of Sprint, which Sprint may withhold in its sole discretion.

(B)	Sprint Controls Defense. Sprint will defend and settle any trademark-infringement claim against the Marks at Sprint’s expense. Sprint may terminate OAR’s license to use any or all of the Marks in order to settle any the claim. OAR will not defend the claims without the prior written consent of Sprint, which Sprint may withhold in its sole discretion.

(C)	Sprint Controls Registration. Sprint will be solely responsible for and will file, prosecute and maintain any and all trademark, service mark, trade name, domain name and related applications and registrations for the Marks, in its sole discretion.

(D)	Participation by OAR. Sprint will have the right to direct and control, in its sole discretion, any negotiation, administrative proceeding, or litigation involving the Marks, including (without limitation) OAR’s claims, appearance, defense or other participation. Any proceedings handled by Sprint will be at Sprint’s expense, and Sprint will have the right to collect any damages, fines or other monetary awards paid and to enforce any equitable relief granted in connection therewith.

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(E)	Best Efforts. OAR will use commercially reasonable efforts to cooperate with Sprint’s efforts under this Section 9.4, at Sprint’s expense, including without limitation making personnel available to testify and providing relevant documentation and information.

9.5	Quality Control. OAR must:

(A)	maintain a consistently high quality for the Sprint Products and Sprint Services offered in connection with the Marks;

(B)	adhere to the trademark usage guidelines provided to OAR by Sprint and other specific quality control standards that Sprint may from time to time communicate to OAR;

(C)	comply with all applicable laws and regulations governing the operation of the OAR’s business and OAR’s use of the Marks;

(D)	not combine the Marks with other marks to create a new unitary mark;

(E)	not alter or modify the Marks in any way;

(F)	on Sprint’s request, submit representative samples of OAR’s use of the Marks to Sprint; and

(G)	promptly notify Sprint of any known, suspected or potential violation of this Section 9.

9.6	Sprint’s Prior Approval. Sprint will have the right of prior approval, which Sprint may withhold in its sole discretion, with respect to:

(A)	All advertising materials that include Sprint’s name, Sprint Products or Sprint Services;

(B)	the use of the Marks in any advertisements or promotions for the Sprint Services or Sprint Products; and

(C)	each form of use of the Marks.

9.7	Advertising by OAR. OAR is solely responsible for compliance with all laws and regulations that apply to its advertising. Sprint’s approval in Section 9.6(B) above is limited to the use of Sprint’s Marks in OAR’s advertising, and does not imply or convey that OAR’s advertising complies with applicable laws or regulations.

9.8	Marketing Materials. Sprint will provide a reasonable amount of point-of-sale marketing materials, including coverage maps and rate plans, service guides (collectively, “Marketing Materials”). OAR will make the current version of the Marketing Materials available to Customers at all times. OAR will not use Marketing Materials that have expired, or that Sprint requests OAR to stop using. OAR will not make any changes to the Marketing Materials or create its own Marketing Materials without Sprint’s prior written approval. Sprint owns all intellectual property rights, including copyrights, in the Marketing Materials, and Sprint grants OAR a non-exclusive, limited right to use and display the Marketing Materials only for purposes consistent with this Agreement.

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9.9	Identification of OAR. OAR will identify itself at all times by its own name, and may not identify itself as Sprint or any of Sprint’s Affiliates. In connection with its relationship to Sprint, OAR may only identify itself as an online authorized representative that distribute Sprint Services and sells Sprint Products.

9.10	Press Releases. OAR will not issue press releases about Sprint, its Sprint Products, Services or Customers, or using the Sprint Marks, or this Agreement, except with the prior written approval of Sprint. Sprint will not issue press releases about OAR, its products, services or customers (not Sprint Services, Sprint Products or Customers), or this Agreement, except with the written prior written approval of OAR.

9.11	Use with Affinity Offers. OAR may only use the Marks in conjunction with an offer from a third party also using that third party’s marks (an “Affinity Offer”) with Sprint’s prior approval, which Sprint may withhold at its sole discretion. If Sprint approves the use of its Marks with the Affinity Offer, that approval is contingent on OAR proving that it has permission from the third party to use its marks in this context, and that the Sprint offer is not bundled or entwined with the Affinity Offer.

10.	REPRESENTATIONS AND WARRANTIES.

10.1	Authority. Each party represents and warrants that it has full authority to perform its obligations under this Agreement and the person executing this Agreement has the authority to bind it. OAR represents and warrants that OAR’s exact legal name, type of organization and jurisdiction of organization are correctly set forth in the recitals to this Agreement.

10.2	Performance. Each party represents and warrants that it will perform its obligations under this Agreement in a legal, ethical and professional manner.

10.3 No Conflicts. Each party represents and warrants that it is not subject to any limitation or restriction that would prohibit or restrict OAR from entering into this Agreement or performing any of its obligations under this Agreement.

10.4 Review of Agreement. OAR represents that it has carefully reviewed this Agreement and has had enough time to consult with a lawyer, accountant, or other professional advisor, if it wanted. OAR represents that, if it did not use a professional advisor, it is satisfied in relying on its own education, experience, and skill in evaluating the merits of and entering into this Agreement.

11.	LIMITATION OF LIABILITY.

11.1	General Non-liability of the Parties. EXCEPT FOR A PARTY’S INDEMNIFICATION OBLIGATIONS IN THIS AGREEMENT, OR ANY CLAIMS RESULTING FROM A PARTY’S BREACH OF ITS OBLIGATIONS UNDER SECTIONS 8 - CONFIDENTIALITY, 7 – PRIVACY, OR 9 - TRADEMARKS, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION, LOST PROFITS OR OTHER MONETARY LOSS ARISING FROM THIS AGREEMENT.

11.2

Special Non-liability of Sprint. EXCEPT FOR SPRINT’S INDEMNIFICATION OBLIGATIONS IN SECTION 12.1 OF THIS AGREEMENT, IN ADDITION TO THE LIMITATION OF LIABILITY IN SECTION 11.1 ABOVE, IN NO EVENT WILL SPRINT BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION, LOST PROFITS OR OTHER MONETARY LOSS ARISING OUT OF THE PERFORMANCE, FAILURE TO PERFORM OR POOR PERFORMANCE OF THE SPRINT SERVICES, WHETHER OR NOT

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ANY OF THE PERFORMANCE MATTERS OR CAUSES ARE WITHIN SPRINT’S CONTROL OR DUE TO NEGLIGENCE OR OTHER FAULT ON THE PART OF SPRINT, ITS AGENTS, AFFILIATES, EMPLOYEES OR OTHER REPRESENTATIVES.

12.	INDEMNIFICATION.

12.1	General Indemnification. Each party will indemnify, defend and hold the other party, its officers, directors, employees, Affiliates, agents, subcontractors, successors and assignees harmless against any liability for any Claims brought by third parties arising out of:

(A)	the negligent, grossly negligent or intentional misconduct or omission by the indemnifying party or its officers, directors, employees, Affiliates, agents, subcontractors, successors and assignees under this Agreement, except to the extent caused by the negligent, grossly negligent or intentional misconduct or omission of the indemnified party or except to the extent disclaimed in Section 10 of Exhibit B; or

(B)	a material breach of this Agreement; or

(C)	any violation of law by either party, or their respective officers, directors, employees, Affiliates, agents, subcontractors, successors and assignees under this Agreement.

12.2	Indemnification by OAR. OAR will indemnify, defend and hold Sprint, its officers, directors, employees, Affiliates, agents, subcontractors, successors and assignees harmless against any liability for any claims brought by third parties arising out of:

(A)	any act or omission by OAR or its officers, directors, employees, Affiliates, agents, subcontractors, successors and assignees under this Agreement in advertising the Sprint Services or Sprint Products or in making a solicitation of, calling on or making a sale to a Customer, including without limitation misrepresentations;

(B)	unauthorized use, misuse or modification of Sprint’s Marks by OAR or its officers, directors, employees, Affiliates, agents, subcontractors, successors and assignees under this Agreement;

(C)	breach of a representation or warranty by OAR or its officers, directors, employees, Affiliates, agents, subcontractors, successors and assignees under this Agreement;

(D)	any violation of law by OAR or its officers, directors, employees, Affiliates, agents, subcontractors, successors and assignees under this Agreement; or

(E)	any act or omission by OAR or its officers, directors, employees, Affiliates, agents, subcontractors, successors and assignees under this Agreement that results in a loss or unauthorized disclosure or use of Sprint Information.

12.3	Procedures.

(A)	Conditions for Indemnification. The indemnification obligations under this Agreement will not apply unless the party claiming indemnification:

(1)	promptly notifies the indemnifying party in writing of the Claim;

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(2)	permits the indemnifying party to assume and control the defense of the Claim, except for Claims against Sprint for OAR’s or its Subcontractors violations or alleged violations of law, for which Sprint will control the defense of the Claim;

(3)	cooperates with the investigation and defense of the Claim by the indemnifying party; and

(4)	does not enter into a settlement of the Claim without the indemnifying party’s consent, except both parties reserve the right to enter into a settlement at its sole discretion if OAR fails to defend a Claim for which it has an indemnification obligation to Sprint.

(B)	Separate Counsel Permitted. The indemnified party may employ separate counsel and participate in the defense of the Claim. Separate counsel will be at the expense of the indemnified party, unless the indemnifying party fails to defend the indemnified party after receiving notice of the Claim.

(C)	Failure to Defend. If the indemnifying party fails to defend or settle a Claim to the reasonable satisfaction of the other party within a reasonable amount of time, then the indemnified party may elect counsel to represent it. The indemnifying party will be solely responsible for the payment or reimbursement (at the indemnified party’s option) of reasonable attorneys fees and costs incurred in defending or settling that Claim and for all liability arising from that Claim.

12.4	Survival. This indemnity continues in effect after this Agreement’s termination or expiration.

13.	TERM AND TERMINATION.

13.1	Term of the Agreement. The initial term of this Agreement is 2 years from the Effective Date, and the Agreement will automatically renew for successive 1 year periods after the expiration of the initial term unless either party:

(A)	gives the other party written notice of non-renewal at least 30 days before end of the then-current term; or

(B)	terminates the Agreement under this Section 13.

13.2	Termination for Convenience. Either party may terminate this Agreement for any reason on 30 days written notice to the other party.

13.3	Immediate Termination for Cause by Sprint. Sprint may terminate the OAR Agreement for cause immediately on written notice to OAR if OAR:

(A)	knowingly misrepresents the Sprint Services, the Sprint Service Offer or the Sprint Products to Customers or potential Customers;

(B)	intentionally falsifies information on any order submitted to Sprint for activation, including by or through fraudulent means (e.g. false representation of the identity of the Customer);

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(C)	fails to meet any performance requirements or OAR Program Requirements set out in Exhibit D at any time.

(D)	misuses or modifies any Marks, uses any Marks without the prior written consent of Sprint, or otherwise materially breaches a provision of Section 9;

(E)	defaults on any obligation set forth in Sections 8 - Confidentiality or 7 - Privacy of this Agreement;

(F)	closes its business;

(G)	fails to pay any amounts that are past due 30 days or more and that are not paid by OAR within 10 days of receipt of written notice of non-payment;

(H)	assigns, transfers, or attempts to assign or transfer this Agreement, or any portion of this Agreement, in violation of Section 15; and

(I)	subcontracts or attempts to subcontract, any of its duties under this Agreement without the prior written consent of Sprint; or

(J)	fails to comply with any civil or criminal laws, ordinances, rules or regulations, including without limitation those relating to health, safety, employment, environmental, regulation and taxation.

13.4	Termination for Cause– Cure Period. Except as stated in Section 13.3, OAR has no right to cure any breach of this Agreement listed in Section 13.3 above. For all other breaches, either party has 30 days after receiving written notice of breach to cure the breach or the other party may terminate this Agreement for cause at the end of the cure period.

13.5	Other Remedies for Default. In addition to the right to terminate this Agreement for cause, each party reserves all other rights and remedies it may have in law or in equity for a breach of this Agreement.

13.6	Termination Date and Notice. A party may exercise its right to terminate this Agreement in accordance with this Section 13, or give notice of non-renewal, by giving the other party written notice stating the effective date of termination. Termination is effective as of 11:59 p.m. Eastern Time (daylight or standard, as applicable) on the termination date specified in the termination notice.

14.	Effect of Termination.

14.1	Effect of Termination on Compensation – Compensation Ceases. If this Agreement is terminated for cause by Sprint under Section 13.3 and 13.4, expires without renewal under Section 13.1(A), or is terminated for any reason by OAR under Section 13.2, then the CSA or any residual payments under Exhibit A stop immediately on the effective date of the any such termination or expiration. Sprint will pay OAR any non-residual compensation earned but not paid before the effective date of any such termination.

14.2	Effect of Termination on Compensation – Compensation Continues. Upon termination of this Agreement by Sprint for convenience under Section 13.2, then Sprint will continue to pay all compensation. Sprint will determine in its sole discretion whether to:

(A)	continue paying OAR the compensation as it becomes due as described in Exhibit A, or

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(B)	to pay OAR a onetime, accelerated payment in the amount of the net present value of the compensation remaining to be paid for each specific Customer activated by OAR, adjusted to take into account OAR’s deactivation/charge-back rate during the 6 full months before the effective date of the termination.

14.3	Duties on Termination or Expiration. On the termination or expiration of this Agreement:

(A)	OAR will immediately cease identifying itself as an authorized representative of Sprint, including using commercially reasonable efforts to immediately cease all related sales efforts, remove signs containing Sprint’s Marks and replace business cards referring to OAR or its employees, agents or subcontractors as an authorized representative of Sprint;

(B)	OAR will promptly notify all members of its staff to immediately cease all Sprint-related sales efforts;

(C)	OAR will promptly provide and/or return and/or destroy, as directed by Sprint in writing, all Customer Records and Sprint Confidential Information to Sprint; provided, however, that OAR may retain (1) contact information (limited to name, address, non-Sprint telephone number and non-Sprint email address) and (2) other information from Customer Records that is necessary for OAR’s internal administrative processes (e.g. audits, compliance with public filing and reporting obligations) so long as OAR’s use of such Sprint Confidential Information is limited to administrative processes only and OAR protects such Sprint Confidential Information in a manner consistent with its privacy obligations under this Agreement, including without limitation Exhibit F and the Sprint OAR Privacy Policy;

(D)	OAR will promptly return or destroy, as directed by Sprint, all unused Marketing Materials, all merchandising displays, all training manuals, policy manuals or written materials supplied by Sprint including any copies;

(E)	Sprint will cease identifying OAR as an authorized representative of Sprint; and

(F)	Sprint will promptly return to OAR all OAR Confidential Information.

15.	ASSIGNMENT. This Agreement may be freely assigned by Sprint to any successor of it or to any other firm or entity capable of performing its obligations under this agreement upon written notice to OAR. Sprint relied upon the financial, business and personal reputation of OAR and its management in deciding to enter into this Agreement with OAR. Neither this Agreement, nor any right or obligation of OAR may be transferred, assigned or encumbered by OAR without Sprint’s prior written approval, which Sprint may withhold at its sole discretion. Any transfer, assignment or encumbrance without Sprint’s prior written approval will not be honored by Sprint and will be void. Subject to the restrictions against assignment contained in this sub-section, this Agreement will bind and inure to the benefit of the successors and assigns of the parties.

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16.	DISPUTE RESOLUTION. All Disputes arising from or related to this Agreement will be resolved according to the terms and conditions set forth in Exhibit G.

17.	MISCELLANEOUS

17.1	Governing Law. This Agreement is governed by the laws of the Commonwealth of Virginia, regardless of conflicts of law provisions.

17.2	Independent Contractor. OAR is an independent contractor and has no express or implied right or authority to assume or create any obligation on behalf of Sprint, or represent that it has any right or authority to do so. OAR has not paid any fee for this Agreement or for the right to solicit subscriptions for Sprint Services. OAR is not required to purchase any products from Sprint for the operation of business under this Agreement. The parties do not intend to create an agency, franchise, dealership, employment, partnership, landlord-tenant, or joint venture relationship, or any other relationship to Sprint than that of an authorized representative for the limited purposes described in this Agreement. OAR does not have, nor may it hold itself out as having, the power to make contracts in the name of or binding on Sprint, nor does OAR have the power to pledge credit or extend credit in the name of Sprint.

17.3	Compliance with Law. Sprint and OAR will each comply with all applicable federal, state, county and local laws, rules, regulations and orders that apply to the performance of its obligations under this Agreement. OAR will not cause Sprint to violate any applicable law.

17.4	Notice. Except as set forth below, all notices and inquires required or permitted to be given under this Agreement will be in writing addressed as listed below and delivered by hand or overnight courier (with receipt from courier) charges prepaid. All notices will be effective on the date deposited to the delivery method, even if refused by the receiving party. Notices regarding Sprint content, policies, and general day-to-day management of the OAR relationship may be sent via e-mail to or from the e-mail addresses provided below.

Notice Addresses:

If to Sprint:	If to OAR:

Sprint Nextel	InPhonic, In.
2003 Edmund Halley Drive	1010 Wisconsin Avenue
MS: VARESS0203	Suite 600
Reston, VA 20171	Washington, DC 20007
Attn: Gregory Malakoff	Attn : Douglas Carswell
e-mail: Gregory.Malakoff@sprint.com

with a copy to:	with a copy to:

Sprint Nextel	InPhonic, In.
2001 Edmund Halley Drive	1010 Wisconsin Avenue, Suite 600
Reston, VA 20191	Washington, DC 20007
Attn: Counsel – Indirect Sales	Attn : General Counsel
e-mail: ARLegal@sprint.com

17.5	Force Majeure. Neither party is liable for failure to perform its obligations under this Agreement due to causes beyond its control, including acts of God (e.g., fire, flood or other catastrophes); any law, order, regulation or request of any government, or of any civil or military authority; national emergencies, insurrections, riots, wars, or strikes, lock-outs, work stoppages, or other labor difficulties. The party suffering a force majeure event will use commercially reasonable efforts to remove the force majeure event.

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17.6	Headings. The headings contained in this Agreement are for reference purposes only, and are not intended to describe, interpret, define or limit the scope, extent or intent of the Agreement or any provision of the Agreement.

17.7	Severability. If any provision of this Agreement is held invalid, illegal or unenforceable in any respect, the provision will be treated as severable, and will not affect the validity, legality or enforceability of the remainder of the Agreement.

17.8	No Waiver. No waiver of any term or condition of this Agreement, either generally or in a particular instance, will be effective unless the waiver is in writing and signed by an authorized person of the party against which the waiver is being asserted. If a written waiver of a term or condition is limited to a particular instance, then nothing in that waiver will preclude the party from later enforcement of that term or condition. Either party’s failure to require the performance of any of the terms or conditions of this Agreement will not prevent the later enforcement of that term or condition, nor be deemed a waiver of any later breach.

17.9	Entire Agreement. This Agreement, including its exhibits, constitutes the final and full understanding between the parties and supersedes all previous agreements, understandings, negotiations and promises, whether written or oral, between the parties with respect to its subject matter. This Agreement supersedes all previous agreements on the same subject matter that OAR previously signed with a Sprint contracting party, including without limitation that certain Distribution Agreement, dated May 1, 2005, as amended, by and between Sprint Spectrum L.P and OAR and that certain Online Authorized Representative Agreement, dated April 3, 2001, as amended, by and between Nextel Communications of the Mid-Atlantic, Inc. and OAR. Sprint represents and warrants that it has the requisite corporate power and authority to supersede the aforementioned agreements. No amendments to this Agreement will be binding on either party unless executed by both parties in writing.

18.	DEFINITIONS.

18.1	“Affiliate” means with respect to any entity, any other entity which directly or indirectly controls, is controlled by, or is under common control with such entity.

18.2	“Claims” means all claims, complaints, proceedings, investigations or actions brought by a third party, including any government agency or entity arising from or resulting from activities under this Agreement, including advertising and promotional activities, business conducted or sales made by OAR, actual and consequential damages, and out-of-pocket costs reasonably incurred in the defense of a claim, such as accountants, attorneys and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses, travel and living expenses, except as limited in Section 11.2 (Special Limitation of Liability for Sprint).

18.3	“Customer” means any person or entity that subscribes to Sprint Services.

18.4	“Dispute” means all controversies, disputes or claims of every kind and nature arising out of or in connection with the negotiation, construction, validity, interpretation, performance, enforcement, operation, breach, continuance or termination of this Agreement.

18.5	“Effective Date” means the date the last party signs this Agreement.

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18.6	“Senior Representative” means a Vice President or Owner/Proprietor of the OAR or person holding a position of equivalent or greater authority within OAR’s organization. A Senior Representative for Sprint is a Vice President.

18.7	“Solicitation” means any invitations to bid, requests for quotations, requests for proposals, or other binding offer submitted in response to a solicitation issued by any Customer or potential Customer for Sprint Products and Services, including without limitation a federal, state, or local government entity or educational institution.

18.8	“Sprint Affiliates/Nextel Partners” refers to the third parties not affiliated with Sprint that offer Sprint Services outside of the geographic area covered by this Agreement.

18.9	“Sprint Information” means any information relating to a Customer of Sprint that OAR may collect and provide to Sprint for provision of the Sprint Services or receive from Sprint or its Affiliates during the course of this Agreement. This information may include without limitation the Customer’s name, address, rate plan, handset type, telephone numbers, email addresses, credit card information, CPNI (Customer Proprietary Network Information as defined in Section 222 of the Federal Communications Act, 47 U.S.C. section 222) or any other information related to the quantity, technical configuration, type, destination, location, and use of a telecommunications service provided to the existing or potential Customer.

18.10	“Sprint Services” means the communications services, regardless of technology (e.g. CDMA or iDEN wireless services), offered by Sprint or its Affiliates or subsidiaries under the names “Sprint PCS” or “Nextel”.

18.11	“Sprint Services Offer” means the collective offer for Sprint Service Sprint makes to Customers or potential Customers, including rate plans, special offers and promotions.

18.12	“Sprint Products” means all wireless phones, data devices, or other equipment and all services associated with such products and devices that are approved by Sprint for use with the Sprint Services, and the accessories that may be used with those wireless phones, data devices or other equipment.

18.13	“Subcontractor” means a third party set forth in Exhibit E attached hereto, that are owned and operated by a third party, with a contractual relationship with the OAR who has been authorized by Sprint to permit the Subcontractor to sell Sprint’s Authorized Sprint Services and Equipment directly to Subscribers in accordance with Exhibit E.

Signed:

Sprint		OAR – InPhonic, Inc.

Signature:	/s/ Michael Cooley	Signature:	/s/ Douglas Carswell
Printed Name:	Michael Cooley	Printed Name:	Douglas Carswell
Title:	VP, eCommerce	Title:	EVP – Strategic Partnerships
Date:	May 15, 2007	Date:	May 11, 2007

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EXHIBIT A

WIRELESS COMMISSION PLAN

[***]

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EXHIBIT A-1

(Attachment 1 to Exhibit A)

Equipment/Rebate Reimbursement

1. IAI Program. Sprint will reimburse OAR as provided for in this Exhibit A-1 for the current Sprint national rebate offer amount (the “Instant Activation Incentive” or “IAI”) that OAR honors at the point of sale for Customers that activate a new line of service with a Qualified Service Plan and execute a one or two year agreement, and that OAR fulfills from its own inventory. If OAR decides to participate in the IAI program, OAR is fully responsible for providing the rebate offer amount to Customers at the point of sale. Customers activating through OARs that participate in the IAI are not eligible for an Sprint activation mail-in rebate. OAR is solely responsible for setting the initial price of all Phones it sells to Customers from its own inventory, even when OAR honors the rebate offer amount at the point of sale for Customers.

2. CDMA IAI. For CDMA activations, OAR will receive an IAI of:

2.1	[***] for each customer that activates a CDMA device [voice or data] on a Qualified Service Plan and selects a one year contract; or

2.2	[***] for each customer that activates or upgrades to a CDMA device [voice or data] on a Qualified Service Plan and selects a 2-year contract; or

3. iDEN IAI. For iDEN activations, OAR will receive IAI of:

3.1	[***] for each customer that activates an iDEN phone on a Qualified Service Plan and selects a 2-year Service Agreement. OAR will receive no IAI for iDEN activations that would otherwise qualify for an IAI if the Customer selects a 1-year Service Agreement.

3.2	OAR will receive an IAI of [***] for each phone upgrade that activated an iDEN phone on a Qualified Service Plan and selects a 2-year Service Agreement. OAR will receive no IAI for iDEN phone upgrades when the Customer qualifies for a rebate of [***] or less under the HUP, or if the Customer selects a 1 year Service Agreement.

4. OAR REPRESENTATIONS AND WARRANTIES FOR IAI PROGRAM.

4.1	OAR represents and warrants that if it accepts any IAI compensation under this Attachment that it will:

(A)	provide the rebate offer amount to the Customer at the point of sale; and

(B)	inform the customer that he or she does not qualify for an activation mail-in rebate from Sprint, unless such mail-in rebates are offers in addition to the rebate offer amount.

4.2	OAR represents and warrants that if it accepts any IAI compensation under this Attachment its point of sale receipts will clearly show that a customer paid a final price net of the rebate offer amount at the point of sale, and OAR will retain a copy of these receipts as necessary for verification purposes. If OAR violates this Section 4.2, Sprint may, at its option and in addition to any other rights or remedies under the Agreement or at law charge back OAR for IAIs in accordance with this Section.

5. IMPACT OF IAI ON UPGRADES. Phone upgrades that are qualified under Sprint’s HUP for instant rebates will be eligible for IAI under the provisions of this Attachment. Phone Upgrades that qualify for mail-in rebates will not be eligible for IAI under the provisions of this Attachment.

6. CHANGES TO THE IAI. Sprint may change the IAI amounts and terms listed in this Exhibit A-1 by providing 30 days notice to OAR in writing.

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7. ACTIVATIONS NOT ELIGIBLE FOR THE IAI. Phones activated through Sprint’s designated order entry tool or any other fulfillment option that does not utilize OAR’s inventory are not eligible for reimbursement under this IAI Program.

8. CHARGEBACK. [***]

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EXHIBIT B

WIRELESS PRODUCT PURCHASE TERMS

The terms and conditions in this Exhibit B govern the purchase of wireless Sprint Products by OAR from Sprint for resale under this Agreement. OAR must comply with all Sprint procedures dealing with Customers provided by Sprint to OAR, including any return policy or money back guarantee. OAR has no obligation under this Agreement to purchase Products from Sprint for the operation of business under this Agreement. Sprint may change the terms and conditions in this Exhibit B at any time, in whole or in part. Sprint will provide 30 days written notice to OAR if Sprint changes the terms defined in this Exhibit B in a manner that negatively impacts OAR’s equipment purchase terms.

1. Purchase Orders. A written purchase order is required for all orders. The terms and conditions in this Exhibit B govern with respect to all sales of Sprint Products by Sprint to OAR, and control and prevail over contrary terms and conditions contained in the purchase orders submitted by OAR. Purchase orders submitted by OAR to Sprint will not amend, modify, add to or detract from the terms and conditions in this Exhibit B. All purchase orders submitted by OAR are subject to credit approval by Sprint, and are subject to product availability.

2. Price. OAR may purchase Sprint Products at the prices established by Sprint in its sole discretion and that are in effect at the time of shipment. Sprint may change the prices for Products from time to time. Notwithstanding the above, Sprint will honor the lower price if Sprint raises prices between the time the order is placed by OAR and the time of shipment, except when the order is held due to the unavailability of the product ordered or a credit hold on OAR’s account with Sprint. OAR may cancel orders at any time prior to the shipment of the order.

3. Payment Terms. Unless otherwise stated on the invoice, payment for all amounts owed to Sprint are net [***] days from the date of the invoice in United States currency. Sprint reserves the right to make the entire outstanding balance due on all invoices due to Sprint in full immediately upon default in the payment of any invoice. Sprint may charge OAR a late payment charge in the amount of 1.5% per month (18% annually), or such lesser amount established or required by law, on any payment past due until such past due payment together with the late payment charge is paid in full to Sprint. OAR may not offset amounts owed by Sprint to OAR for any reason against any invoice issued by Sprint to OAR.

4. Freight, Shipping & Inspections.

4.1	Freight and Shipping. Products ordered by OAR from Sprint will be shipped F.O.B. Prepaid Destination and Add: Sprint will invoice OAR for all freight and insurance costs incurred by Sprint or its third party distribution services vendor in connection with the shipment of goods to OAR (or the approved destination point designated by OAR). Sprint is not responsible for freight or transportation expenses (including, without limitation, spotting, switching, demurrage or other transportation charges) unless agreed to in writing by Sprint.

4.2	Ownership and Risk of Loss. Sprint will own freight in transit and will be responsible for carriage to an approved OAR facility. Risk of loss and ownership will pass to OAR upon delivery of the Products to the approved OAR facility and documented signature on the provided transportation carrier delivery receipt. Sprint is responsible for all in-transit carrier interaction up to and including claim resolution.

4.3

Inspections. It is the responsibility of OAR to check the shipment and secure written acknowledgement from the delivering carrier for any shortages, loss or damage. Notification to Sprint of shortages, loss or damage must be made in writing to Sprint or Sprint’s designated bulk fulfillment provider (as directed by Sprint), and must be made within 5 business days of the receipt of the shipment by OAR, or the Products will be deemed accepted as of the date of receipt, and any claims for shortages, loss or damage with respect to that delivery are waived by OAR. OAR must retain all packaging when it submits

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a claim for shortage, loss or damage. Rejected shipments will be returned to the address designated by Sprint via the delivering carrier. Shipments rejected for any reason will be considered attempted Returns subject to the limitations in Section 6 (Returns) unless OAR notifies Sprint of a shortage, loss or damage within the 2 business days, and Sprint agrees that there is an actual shortage, loss or damage to the shipment in question.

5. Price [***]

[***]

6. Returns.

6.1	Wireless Telephones.

[***]

6.2	Accessories [***]

7. Line of Credit/Credit Application. OAR will complete the credit application provided by Sprint. Sprint will rely on the credit information furnished by OAR, and OAR’s credit history, to determine OAR’s maximum credit line. OAR represents and warrants that all information furnished on the credit application will be complete, accurate and true. OAR will update any information previously furnished to Sprint that later becomes incorrect or misleading because of a change in circumstances or a material change in the business of OAR or its financial condition. If Sprint determines that any statements made on the credit application are false, incomplete or inaccurate, Sprint may declare OAR to be in default of this Agreement, and may exercise any remedies it has under this Agreement or at law or in equity. The sale of Products on terms is contingent upon Sprint’s approval of OAR’s credit application. Sprint may require additional security from OAR before granting OAR a credit line. Sprint has the right to increase, decrease or terminate OAR’s credit privileges at any time without prior notice to OAR, and with or without cause. Sprint may require OAR to complete a new credit application from time to time.

8. Security Interest.

8.1	Security Interest Granted. If the purchase provides for payments on credit, OAR grants Sprint a security interest in the Sprint Products purchased from Sprint by OAR, whether now owned or hereafter acquired, and any proceeds there from to secure payment and performance in full by OAR of all amounts invoiced for the Sprint Products. This Agreement constitutes a security agreement under the Uniform Commercial Code (the “UCC”).

8.2	UCC-1 Financing Statements. Sprint is authorized by OAR to file UCC-1 Financing Statements and amendments thereto with the Secretary of State or other appropriate offices, and to give notifications to third parties of Sprint’s security interest to perfect and maintain the continuous enforceability, perfection and priority of Sprint’s security interest.

8.3	OAR’s Obligations in Support of Sprint’s Security Interest. OAR will sign and deliver documents, and take other actions upon Sprint’s request, required to perfect and maintain the continuous enforceability, perfection and priority of Sprint’s security interest. If OAR changes its name, type of organization or jurisdiction of organization in accordance with this Agreement, OAR will cooperate with the filing of appropriate UCC-1 Financing Statements or amendments and take other actions upon Sprint’s request to maintain the continuous enforceability, perfection and priority of the security interest granted by OAR in this Section 8.

***	Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

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9. Product Supply.

9.1	Supply of Products. Sprint will use reasonable efforts to furnish a sufficient quantity of Products to meet the resale requirements of OAR.

9.2	Supply Limitation of Liability. Sprint has no liability under this Agreement for:

(A)	failure to deliver Products within a specified time period;

(B)	availability or delays in delivery of Products;

(C)	discontinuation of Products, product lines, or any part thereof by the manufacturer; or

(D)	the cancellation of any orders of Products by the manufacturer.

10. NO WARRANTY (PRODUCTS). EXCEPT FOR WARRANTIES OF TITLE, SPRINT MAKES NO WARRANTIES OF ANY KIND, STATUTORY, EXPRESS OR IMPLIED, TO OAR OR TO ANY OTHER PURCHASER OF THE PRODUCTS. SPRINT SPECIFICALLY MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. OAR WAIVES ALL OTHER WARRANTIES, GUARANTEES, CONDITIONS OR LIABILITIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE. OAR’s SOLE AND EXCLUSIVE REMEDY RELATING TO PRODUCTS IS THE REMEDY, IF ANY, AFFORDED BY THE MANUFACTURER OF THE PRODUCTS TO OAR OR OAR’s CUSTOMERS. SPRINT IS NOT LIABLE FOR CONSEQUENTIAL, SPECIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES, WHETHER OR NOT OCCASIONED BY SPRINT NEGLIGENCE AND INCLUDING, WITHOUT LIMITATION, LIABILITY FOR ANY LOSS OR DAMAGE RESULTING FROM THE FAILURE IN THE OPERATION OF ANY PRODUCTS SOLD UNDER THIS AGREEMENT.

11. NO PATENT OR TRADEMARK INDEMNITY. SPRINT HAS NO DUTY TO DEFEND, INDEMNIFY OR HOLD HARMLESS OAR FROM OR AGAINST ANY CLAIM, DEMAND OR CAUSE OF ACTION, INCLUDING ANY DAMAGES, COSTS OR EXPENSES INCURRED BY OAR IN CONNECTION THEREWITH, ARISING FROM OR RELATING TO THE ACTUAL OR ALLEGED VIOLATION OR INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY BELONGING TO A THIRD PARTY BY THE PRODUCTS.

***	Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

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EXHIBIT C

OAR Facility Requirements/Approved Website(s)

1.	Authorized Activations Center. OAR agrees to activate all Customer Equipment hereunder through activation center(s) and/or activations systems designated by Sprint. Sprint shall have no obligation to pay OAR compensation for Customer Equipment not activated through activation centers and/or activation systems designated by Sprint. Sprint and OAR agree to make reasonable efforts to support Sprint’s effort to automate the activation process.

OAR Websites:

wirefly.com

OAR Partner Websites: OAR will provide quarterly lists of all OAR Partner Websites with Sprint content in accordance with Section 1.6 of the OAR Agreement.

***	Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

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EXHIBIT D

Performance Requirements

1.0 OAR Program Requirements.

Minimum Performance Requirements.

(A)	Net New Activation Requirement. OAR will activate a minimum of [***] Net New Activations per month. Net New Activations means all qualified Customer activations by OAR during a given month minus all of the deactivations of Customers previously activated by OAR subject to chargeback during that same month. Upgrades, replacements, transfers and swaps are not Net New Activations.

(B)	Ramp Period. OAR is exempt from minimum performance requirements during the first [***] full months following the Effective Date of this Agreement.

1.2	Total Average Churn Requirement.

(A)	Total Average Churn Requirement. OAR’s Total Average Churn will not be more than [***] higher than Sprint’s OAR channel churn average.

(B)	Calculating Total Average Churn. Total Average Churn is calculated by [***]

(C)	OAR’s Total Average Churn. OAR’s Total Average Churn will be calculated with the above formula using the Customer base attributed to OAR during a period, and the activations and deactivations attributed to OAR for that period.

1.3	Failure to meet the Performance Requirements. If OAR fails to maintain the Performance Requirements in this Exhibit D for [***] consecutive calendar months on a rolling average basis, or for any [***] calendar quarters during the term of this Agreement, Sprint will have the right to terminate this Agreement for cause in accordance with Section 13.3 (c) of this Agreement.

***	Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

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Exhibit E

SUB-CONTRACTOR REQUIREMENTS

OAR may only subcontract its responsibilities under this Agreement under the terms and conditions in this Exhibit E.

1.	Approval of Subcontractors.

1.1	Approvals. OAR must submit each Subcontractor to Sprint for written approval before using that prospective subcontractor as a Subcontractor under this Agreement. Sprint will decide in its sole discretion whether to approve each subcontractor submitted by OAR. The form of, and the terms and conditions that apply to, Sprint’s written approval is the current version of the OAR Subcontractor Consent Agreement.

1.2	Unapproved Subcontractors. Sprint has no obligation to compensate OAR for activations submitted by OAR through an unapproved subcontractor.

2.	General Subcontractor Requirements.

2.1	Written Agreement Required. OAR will enter into a written agreement with each Subcontractor before it submits that Subcontractor to Sprint for approval (the “Subcontractor Agreement”). The Subcontractor Agreement will set out the terms and conditions of the subcontractor relationship between OAR and the Subcontractor. Sprint reserves the right to approve, disapprove, specify provisions in, or require that OAR revise the contracts between OAR and each Subcontractor. OAR will promptly provide Sprint with a copy of any Subcontractor agreements entered into between OAR and a Subcontractor upon Sprint’s request.

2.2	Compliance. OAR will cause its Subcontractors to comply with all of OAR’s obligations under this Agreement, and all Sprint policies posted on the Sprint Indirect Website with respect to this Agreement.

2.3	List of Subcontractors. OAR will provide Sprint a complete list of Subcontractors each Quarter, including the complete legal name of the Subcontractor, the Subcontractor’s federal tax id number, the name of the Subcontractor principal, the Subcontractor’s principal business address, and each Subcontractor website(s).

2.4	Notice of Subcontractor Breaches. OAR will promptly notify Sprint of any breach by an OAR Subcontractor of the OAR Agreement or any Sprint policies posted on the Sprint Indirect Website with respect to this Agreement. At Sprint’s request, OAR will take any actions reasonably requested by Sprint to remedy that breach.

2.5	No Enforcement of Sprint’s Claims by OAR. OAR will not initiate any court, mediation or arbitration proceeding against any Subcontractor with respect to a breach or alleged breach of this Agreement by Subcontractor without Sprint’s prior written authorization.

3.	Required Support of Subcontractors.

3.1	Performance by Subcontractors. OAR will supervise the performance and activities of its Subcontractors under this Agreement, and ensure compliance with this Agreement and all Sprint policies under this Agreement.

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3.2	Sales and Marketing Support.

(A)	Sales Related Activities. OAR will assist its Subcontractors with sales related activities such as Service Agreement completion and order entry.

(B)	Marketing Support. OAR will coordinate the advertisement and promotional activity of each of its Subcontractors in compliance with requirements set forth in the OAR Agreement. Sprint will not accept requests for approval of advertising or promotional activity directly from a Subcontractor.

(C)	Sales and Marketing Materials. OAR will promptly provide the current versions of Sprint’s Service Offer and the necessary Sprint promotional materials and point of purchase collateral to Subcontractor.

3.3	Product Management. OAR will provide Product (as necessary) and inventory account management for all Subcontractors, including the initial set-up and on-going account support, and prompt fulfillment of orders for Product ordered through OAR’s own inventory fulfillment process.

3.4	OAR Support Staff. OAR will assign a sufficient number of OAR employees to manage OAR’s Subcontractors and to be available to consult with, train and assist the employees and representatives of each Subcontractor.

4.	Termination of a Subcontractor.

4.1	Withdrawal of Approval. Sprint may withdraw its approval for a Subcontractor for any reason or no reason upon written notice to OAR.

4.2	Termination of Subcontractor Relationship. OAR will immediately notify Sprint of the termination for any reason or the expiration of the Subcontractor Agreement between OAR and a Subcontractor. Sprint’s approval of a Subcontractor will be deemed withdrawn immediately upon the termination or expiration of the Subcontractor Agreement between OAR and that Subcontractor.

4.3	Effect of Termination of a Subcontractor. Upon the termination or expiration the Subcontractor Agreement between OAR and a Subcontractor, or upon Sprint’s withdrawal of approval for a Subcontractor, OAR will:

(A)	immediately cause the Subcontractor to stop the sale of Sprint Services and Products through the Subcontractor;

(B)	promptly retrieve from the Subcontractor all Sprint Customer Records and lists of Sprint Customers, including any copies;

(C)	promptly retrieve from the Subcontractor all materials using Sprint’s Marks, including Marketing Materials, in Subcontractor’s possession; and

(D)	immediately cause the Subcontractor to stop using all Sprint Marks, including removing any signs containing Sprint’s Marks.

5.	OAR’s Representations and Warranties.

5.1	No Dual Status Subcontractors. OAR represents and warrants that it will not submit to Sprint for approval a Subcontractor that is a Sprint Online Authorized Representative, or a Subcontractor for another Sprint Online Authorized Representative at the time the request for approval is submitted to Sprint by OAR.

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5.2	No Subcontractor Conflicts. OAR represents and warrants that none of its Subcontractors or prospective Subcontractors is subject to a limitation or restriction that would prohibit or restrict the Subcontractor from entering into a Subcontractor Agreement with OAR or performing its duties as a Subcontractor for OAR under this Agreement.

6.	Special Indemnification by OAR.

6.1	Indemnification. OAR will indemnify, defend and hold harmless the Sprint Indemnified Parties from and against any Claim arising from or relating to:

(A)	the acts or omissions of OAR’s Subcontractors under this Agreement as if the Subcontractor were OAR;

(B)	the acts and omissions of OAR with respect to OAR’s contractual and business relationships with its Subcontractors, including, without limitation, OAR’s actions, statements and efforts to promote, offer, or sell the opportunity to prospective subcontractors to become a subcontractor of;

(C)	OAR’s failure to comply with applicable laws regarding the promotion, offer, or sale of the opportunity to prospective Subcontractors to a Subcontractor of OAR;

(D)	OAR’s failure to comply with applicable laws regarding default and termination, non-renewal, or approvals of transfers of Subcontractors;

(E)	OAR’s breach of the Subcontractor agreements between OAR and its Subcontractors, including without limitation non-payment of compensation due to Subcontractor by OAR;

(F)	OAR’s breach of the representations and warranties in Section 5 of this Exhibit E; and

(G)	OAR’s violation of any franchise, business opportunity, seller-assisted marketing plan, or dealer relationship law.

6.2	Procedures. Sprint’s enforcement of its indemnification rights under this Exhibit E, and any claims Sprint may have for indemnification under this Exhibit E are governed by the procedures set forth in Section E of the Agreement.

***	Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

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ATTACHMENT E-1

TO EXHIBIT E

Subcontractor Locations

Name: Address: Telephone: Fax: Effective Date: Tax ID:	Name: Address: Telephone: Fax: Effective Date: Tax ID:

Name: Address: Telephone: Fax: Effective Date: Tax ID:	Name: Address: Telephone: Fax: Effective Date: Tax ID:

Name: Address: Telephone: Fax: Effective Date: Tax ID:	Name: Address: Telephone: Fax: Effective Date: Tax ID:

Name: Address: Telephone: Fax: Effective Date: Tax ID:	Name: Address: Telephone: Fax: Effective Date: Tax ID::

***	Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

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EXHIBIT F

PRIVACY – SPRINT INFORMATION

The Parties agree and understand that the provisions of this Exhibit F may be updated and amended by Sprint from time to time.

1. Compliance with Law. OAR will comply with all U.S. federal and state laws relating to the collection, use, access, maintenance and disclosure of Sprint Information and in conducting all direct marketing under this Agreement. To the extent OAR has access to CPNI under this Agreement, OAR may use CPNI only for the purpose of marketing and providing the communications-related products and services similar to the products and services to which the customer already subscribes. OAR may not use, allow access to, or disclose CPNI to any other party, unless required to make such disclosure under force of law. OAR must have in place and maintain appropriate safeguards to ensure the ongoing confidentiality of customers’ CPNI.

2. Safeguards.

OAR is fully responsible for any unauthorized collection, disclosure, use of or access to Sprint Information. OAR will utilize administrative, physical, and technical safeguards that prevent any unauthorized collection, access, disclosure, and use of Sprint Information. These Safeguards will, without limitation:

2.1	include an information security program that meets best industry practice to safeguard Sprint Information and that incorporates, without limitation, (i) adequate physical security of all premises in which Sprint Information will be processed and/or stored; (ii) reasonable precautions taken with respect to the employment of and access given to OAR personnel; and (iii) an appropriate network security program;

2.2	assign random passwords and other access controls so that only employees, representatives, agents, contractors, and Subcontractors of OAR who have a business need to access or use Sprint Information may access or use it;

2.3	encrypt Sprint Information when not directly being used by an authorized person while on OAR’s network and at all times while in course of transmission;

2.4	use best industry standard firewalls, virus protection and other technical safeguards against intrusion upon, and harmful transmissions to, any network or facility on which Sprint Information is stored;

2.5	grant access privileges to Sprint Information only as needed by employees, representatives, agents, contractors and Subcontractors of OAR who have a business need to use that information, and prompt revocation of such privileges when no longer required; and

2.6	train employees and other persons with access to Sprint Information in proper security practices and procedures.

3. Notice of Security Breach. OAR will immediately notify Sprint of any facts known to OAR concerning any actual, probable, or reasonably suspected breach of security, accidental or unauthorized access, disclosure or use, or accidental or unauthorized loss, damage or destruction of Sprint Information by any current or former employee, representative, contractor, Subcontractor or agent of OAR or by any other person or third party. OAR will fully cooperate with Sprint in the event of any accidental or unauthorized access, disclosure or use, or accidental or unauthorized loss, damage or destruction of Sprint Information by any other person or third party, to limit the unauthorized access, disclosure or use, seek the return of any Sprint Information, and assist in providing notice if requested by Sprint.

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4. Disclosure of Sprint Information. OAR will not disclose Sprint Information to any person unless Sprint has given its prior written consent to the disclosure. Before disclosing Sprint Information to any person, OAR must ensure that that person is bound by the same obligations as OAR under this Agreement, including the obligation to protect Sprint Information that also is classified as CPNI. In the event that OAR receives a request to disclose Sprint Information through legal process, such as a private party subpoena or a subpoena, warrant or other process from a governmental authority, OAR will:

4.1	notify Sprint as soon as practicable of the request so that Sprint at its option may seek a protective order or take other action to prevent or limit such disclosure; and

4.2	cooperate with Sprint’s efforts to obtain a protective order or other reasonable assurance to preserve the confidentiality of the Sprint Information.

5. Left Intentionally Blank

6. Privacy Exhibit and Annual Certification. Beginning on January 1, 2007, OAR will certify annually its continued compliance with all of the obligations in Sprint’s OAR Privacy Policy, this Exhibit F and the related provisions in the Agreement. The annual certification form and certification process (including the annual deadline for submission of the certification) will be provided in writing by Sprint.

7. Audits and Corrective Action Plans. In addition to any other rights of Sprint under this Agreement, if any audit under this Agreement identifies a customer privacy related failure in any of OAR’s privacy or confidentiality obligations, OAR will promptly develop a corrective action plan in cooperation with Sprint. This plan is subject to Sprint’s approval. OAR will implement this plan at its sole expense, if Sprint determines in its discretion that:

7.1	an audit shows that OAR has failed in a material respect to perform any of its obligations under this Section; or

7.2	OAR has materially breached its privacy obligations under this Agreement.

8. Training. OARs must train all employees to ensure compliance with all applicable laws, rules, regulations and Sprint Policies. When made available by Sprint, OARs also must ensure all employees, agents, and independent contractors and subcontractors have received any required Sprint Nextel privacy training. All training will be available by Sprint in writing.

9. Miscellaneous. The acts or omissions of OAR and anyone with which it is associated (like its employees, representatives, affiliates, agents, contractors, Subcontractors, and their employees) are OAR’s acts or omissions. The rights and obligations in this Exhibit F and any other provision in the Agreement that is reasonably necessary to enforce them, will survive the termination or expiration of this Agreement for any reason. The provisions of this Exhibit F control if they conflict with any other provision in the Agreement. Because a breach of any Sprint Information provision may result in irreparable harm to Sprint, for which monetary damages may not provide a sufficient remedy, Sprint may seek both monetary damages and equitable relief.

***	Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

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EXHIBIT G

DISPUTE RESOLUTION

1	Dispute Resolution. All Disputes under this Agreement are subject to the following dispute resolution process. Only a Senior Representative may initiate, respond to, negotiate, resolve or otherwise direct the resolution of a Dispute.

1.1	Negotiation. A Senior Representatives will first attempt to negotiate a resolution to the Dispute.

(A)	Notice of the Dispute. The disputing party initiates negotiations by providing written notice to the other party, explaining the subject of the Dispute and the relief requested.

(B)	Procedures. The party receiving a notice of Dispute must respond in writing within 30 calendar days with a statement of its position on, and recommended resolution of, the Dispute. If the Dispute is not resolved by this exchange of information, the Senior Representatives of each party will meet (either by phone, or, if agreed to, in person,) at a mutually agreeable time and place within 60 calendar days of the date of the initial notice and thereafter as often as they reasonably deem necessary in order to exchange relevant information and perspectives and to attempt to resolve the Dispute.

(C)	Participants in the Negotiations. Senior Representatives will negotiate the Dispute. If necessary, non-Senior Representatives of the OAR or Sprint may, upon the request and at the direction of a Senior Representative, participate in the resolution of a Dispute.

(D)	Failure of Negotiation. If the Dispute is not resolved within 90 calendar days of the date of the disputing party’s initial notice, or if the Senior Representatives fail to meet within 60 calendar days of the date of the initial notice, either party may initiate non-binding mediation of the Dispute as specified below.

1.2	Mediation. If a Dispute is not resolved through negotiation in accordance with this Agreement, either party may submit the Dispute for mediation under the Commercial Mediation Procedures and Rules of the American Arbitration Association (AAA).

(A)	Conduct of Mediation.

(1)	Governing Rules. The Commercial Mediation Procedures and Rules of the American Arbitration Association (“AAA”) will govern the selection of a mediator and the conduct of the mediation, subject to this Agreement.

(2)	Mediation Briefs. Mediation briefs or statements not to exceed 15 pages will be submitted to the Mediator.

(3)	Additional Rules for Mediation. Unless the parties both agree otherwise, the mediation:

(a)	will last no longer than one business day;

(b)	must be attended by a Senior Representative of each party who may bring counsel and/or other representatives of the party; and

(c)	will take place in Washington, DC unless an alternative location is agreed upon by the parties.

(B)	Costs of Mediation. Each party will bear one-half of the cost of the fees and expenses of the mediation. Each party will bear all its own (and their advisors’) costs and fees incurred initiating, preparing, and presenting its case with respect to the mediation.

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(C)	Failure of Mediation. If the Dispute is not resolved through mediation, the mediation will be terminated by a written declaration of the mediator that the Dispute has not been resolved.

1.3	Arbitration. No party may commence arbitration until a Dispute has been subject to both negotiation and mediation in accordance with this Agreement. Either party may initiate arbitration with respect to a Dispute by filing a written demand for arbitration pursuant to the Wireless Industry Arbitration Rules of the AAA at any time after the 45th calendar day following the date that a request for mediation of such Dispute was first submitted, or, if earlier, the date that mediation is terminated. This applies to all causes of action, whether nominally a “claim”, “counterclaim”, or “cross-claim”, arising under common law or any state or federal statute. The mediation may continue after the commencement of arbitration if the parties so desire.

(A)	Identification and Location of Arbitrators. Unless otherwise agreed by the parties, Arbitration will be conducted by a panel of three arbitrators in Washington, D.C. All three arbitrators will be “neutrals,” and the parties will select arbitrators in accordance with the Wireless Industry Arbitration Rules of the AAA.

(B)	Conduct of Arbitration. The arbitration will be governed by the Wireless Industry Arbitration Rules of the AAA, except as otherwise set forth in Section 1.3 to this Exhibit G.

(C)	Scope of Discovery. Except as stated in this Agreement, all discovery will be governed by the Federal Rules of Civil Procedure. Discovery will include the request for and production of documents, depositions and interrogatories as specified below.

(1)	Depositions. Depositions are limited to no more than 3 fact depositions per party for a period of no more than 4 hours each.

(2)	Expert Witnesses. Each party may have up to 2 expert witnesses and depositions of experts, in addition to the 3 fact depositions above, for 4 hours of testimony each, to be preceded by the expert’s written report to comply with Fed.R.Civ.P.26(a)(2)(B).

(3)	Interrogatories. Interrogatories will be limited in scope for the purpose of identifying persons with knowledge of facts relevant to the Dispute; and requesting specification of damages.

(4)	Production of Documents. Requests for production of documents will be limited to a one-time request and will only seek documents related to the specific subject matter of the Dispute.

(5)	Settlement of discovery disputes. Any issues concerning discovery upon which the parties cannot agree will be submitted to the arbitration panel for determination.

(D)

Award. The arbitration panel will, upon the concurrence of at least 2 of its 3 members, have the authority to render an appropriate decision or award, including the power to grant all legal remedies consistent with the terms of this Agreement and the law in the Commonwealth of Virginia. The arbitration panel will have no power to award punitive damages of any kind, or damages that are prohibited elsewhere in this Agreement. The binding or preclusive effect of any award will be limited to the actual Dispute arbitrated, and to the parties, and will have no

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collateral effect on any other dispute or claim of any kind whatsoever. Within 30 calendar days of the conclusion of the arbitration, the arbitrators will prepare in writing and provide to the parties the award, including factual findings and the reasons on which the award is based.

(E)	Motions to Dismiss/Summary Judgment. The arbitrators are empowered and encouraged, under appropriate circumstances, to grant motions to dismiss or motions for summary judgment, applying standards under the Federal Rules of Civil Procedure and the Federal Rules of Evidence.

(F)	No Change of Venue/Forum. Neither party will seek a transfer of venue or forum.

(G)	Costs. Each party will bear one-half of the costs of the fees and expenses of the arbitrators. Each party will bear all its own (and their advisors’) costs and fees incurred initiating, preparing, and presenting its case with respect to the arbitration.

(H)	Arbitration is Confidential. The arbitration, along with all filings and decisions, will be confidential except as necessary to enforce the award.

2 Waiver of Rights. Sprint and OAR each waive:

2.1	their rights to litigate Disputes in court, except as set forth in Section 4 of this Exhibit G below;

2.2	to receive a jury trial; and

2.3	to participate as a plaintiff or as a class member in any claim on a class or consolidated basis or in a representative capacity.

3. No Class Action Arbitration. Sprint and OAR both agree that any arbitration will only be conducted on an individual basis and that if it is determined, despite the clear and unambiguous intent of the parties as stated in this Agreement, to permit arbitration other than on an individual basis, such arbitration will immediately be terminated and neither party will be under any obligation to continue in such arbitration. In the case of such termination, or if the arbitration clause is deemed inapplicable or invalid, or otherwise is deemed to allow for litigation of disputes in court, Sprint and OAR both waive, to the fullest extent allowed by law, any right to pursue or participate as a plaintiff or a class member in any claim on a class or consolidated basis or in a representative capacity.

4. Injunctive Relief. Notwithstanding anything to the contrary herein, if Sprint determines, in its sole discretion, that it may suffer irreparable harm as a result of OAR’s breach, or threatened breach, of this Agreement, then Sprint may, without complying with any other dispute resolution procedures in this Exhibit G seek injunctive relief from a court of competent jurisdiction.

5. Survival. The provisions of Exhibit G will continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

***	Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

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EXHIBIT H

INSURANCE REQUIREMENTS

1. OAR will provide and maintain at its own expense the following insurance against liability arising in any way out of this Agreement:

1.1	Commercial General Liability insurance (including but not limited to, contractual liability insurance) with a limit of $1,000,000 for any one occurrence, $2,000,000 General Aggregate;

1.2	Workers’ Compensation in compliance with the laws of the state(s) where operations occur, with Employers Liability insurance in the amount of $1,000,000 each accident, $1,000,000 by Disease each employee and $1,000,000 by Disease, Policy limit;

1.3	Business Automobile Liability insurance covering all vehicles used in connection with the Agreement with a combined single limit of $1,000,000;

1.4	Umbrella form excess liability insurance with limits of at least $3,000,000, and

1.5	“All-risk” property insurance (including transit coverage) to cover the full value of all Sprint property in the care, custody and control of OAR.

1.6	All policies will be “occurrence” form.

2. All insurance policies will be issued by companies licensed or authorized to transact business in the state(s) where operations will occur and who hold a current rating of at least A-, VII according to A.M. Best. Sprint, its directors, officers, partners, Affiliates, subsidiaries and employees will be named as additional insureds on all liability insurance policies required in this agreement. Sprint will be listed as a loss payee as it relates to its security interest under Exhibit B, Section 8. Each insurance policy will contain a clause requiring that the insurer endeavor to give Sprint at least 30 days prior written notice of cancellation, and OAR will immediately notify Sprint of any reduction or possible reduction in the limits of any the policy where the reduction, when added to any previous reduction, would reduce coverage below the limits required under this Agreement. OAR’s insurance will be primary for services/work provided under this agreement while Sprint’s insurance will be excess and non-contributory to any insurance coverage provided by the OAR.

3. OAR will provide proof of insurance either in the form of a Certificate of Insurance (ACORD form 25S or equivalent) or a web based Memorandum of Insurance. OAR will provide this proof within 15 days of signing this Agreement and again within 15 days of the renewal or replacement of each policy. All certificates of insurance will be addressed to the address designated by Sprint.

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